Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Fourth Quarter

and Full Year 2017 Financial Results

ATLANTA, March 1, 2018 - PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the fourth quarter and year ended December 31, 2017.

“We are pleased to report a strong finish for 2017, with fourth quarter revenue and adjusted EBITDA from continuing operations growing 17% and 41%, respectively, on a year-over-year, constant dollar basis. These results mark our sixth consecutive quarter of revenue and adjusted EBITDA growth. For the year, we grew revenue by over 14% and adjusted EBITDA from continuing operations by over 25% on a year-over-year, constant dollar basis, with each service line and region showing revenue growth on a constant dollar basis. Cash flow from operations in 2017 exceeded $13 million, an increase of over 30% compared to the prior year,” said Ron Stewart, president and chief executive officer.

“Four years ago, we laid out a strategy to refocus on our core recovery audit business and invest in people, processes and technology to drive growth and extend our client value proposition. Our 2017 performance confirms that we are making significant progress in our transformation journey, delivering meaningful, sustainable and more predictable growth,” continued Stewart.

“Looking ahead, we believe our ability to generate meaningful operating cash flow, coupled with our increasing financial strength and flexibility, positions us to continue growing in 2018 and beyond. For 2018, we are projecting continued growth, including year-over-year revenue growth in the range of 8% to 10% and adjusted EBITDA growth in the range of 17% to 22%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended December 31, 2017

Consolidated revenue from continuing operations for the fourth quarter of 2017 was $47.1 million, compared to $39.2 million for the same period last year, an increase of 20.2%. Fourth quarter 2017 revenue from the Recovery Audit Services segments was $46.4 million compared to $38.1 million in the prior year, and from the Adjacent Services segment was $0.7 million compared to $1.1 million in 2016. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 17.0% in the fourth quarter of 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 18.7% in the fourth quarter of 2017 compared to the same period in 2016.

3/1/18

Total cost of revenue from continuing operations for the fourth quarter of 2017 was $26.7 million, or 56.8% of revenue, compared to $23.9 million, or 60.9% of revenue, in the same period last year, representing a 4.1 % improvement as a percentage of revenue.

SG&A expenses from continuing operations for the fourth quarter of 2017 were $12.8 million, compared to $11.0 million in the prior year period. The increase in SG&A expenses was primarily attributable to operating costs associated with the Cost & Compliance Associates (“C&CA”) acquired business that was not in the prior year and incentive-based compensation expense.

Consolidated net income from continuing operations for the fourth quarter of 2017 was $5.7 million, or $0.26 per basic and diluted share, compared to net income of $0.2 million, or $0.01 per basic and diluted share, for the same period in 2016. The year-over-year change was primarily driven by the increase in revenue and improvement in cost of revenue and a $2.3 million acquisition-related income item resulting from an earn-out adjustment.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the fourth quarter of 2017 was $9.3 million, or 19.8% of revenue, compared to Adjusted EBITDA of $6.3 million, or 16.2% of revenue, in the fourth quarter of 2016, an increase of $3.0 million or 46.8%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Year Ended December 31, 2017

Consolidated revenue from continuing operations for the year ended December 31, 2017 was $161.6 million, compared to $140.8 million in 2016, an increase of 14.8%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 14.1% in the year ended December 31, 2017, compared to the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 14.2% in the year ended December 31, 2017 compared to 2016. Revenue from the Adjacent Services segment increased 11.5% on a constant dollar basis for the year ended December 31, 2017 compared to the prior year.

Total cost of revenue from continuing operations for the year ended December 31, 2017 was $102.1 million, or 63.1% of revenue, compared to $91.3 million, or 64.8% of revenue, in 2016, an improvement of 1.7% as a percentage of revenue.

SG&A expenses from continuing operations for the year ended December 31, 2017 were $46.9 million, compared to $39.4 million in the prior year. The increase in SG&A expenses was primarily attributable to operating costs associated with the Lavante and C&CA acquired businesses that were not in the prior year and an increase in our stock-based compensation. The increase was partially offset by other cost reductions.

Consolidated net income from continuing operations for the year ended December 31, 2017 was $4.6 million, or $0.21 per basic and diluted share, compared to net income of $2.2 million, or $0.10 per basic and diluted share, for the prior year.

Adjusted EBITDA from continuing operations for the year ended December 31, 2017 was $21.3 million, or 13.2% of revenue, compared to Adjusted EBITDA of $16.6 million, or 11.8% of revenue, for the prior year, an increase of $4.8 million or 28.6%. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the fourth quarter of 2017 was $10.0 million, compared to $3.9 million in the fourth quarter of the prior year, and $13.5 million for the year ended December 31, 2017 compared to $10.1 million in the prior year.

At December 31, 2017, the Company had unrestricted cash and cash equivalents of $18.8 million, and borrowings of $13.6 million against its $35.0 million revolving credit facility.

Fourth Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s fourth quarter and full year 2017 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 4470009.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through June 30, 2018. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 30% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the sustainability and predictability of the Company’s growth, and the Company’s expectations regarding its 2018 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2017. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Revenue	$47,074	$39,183	$161,620	$140,844
Operating expenses:
Cost of revenue	26,746	23,855	102,052	91,299
Selling, general and administrative expenses	12,792	11,048	46,941	39,399
Depreciation of property and equipment	1,107	1,209	4,569	5,033
Amortization of intangible assets	1,468	650	3,634	1,832
Acquisition-related adjustments	(2,283)	—	(2,283)	—

Total operating expenses	39,830	36,762	154,913	137,563

Operating income	7,244	2,421	6,707	3,281

Foreign currency transaction (gains) losses on short-term intercompany balances	(263)	1,060	(2,190)	84
Interest expense (income), net	1,312	(98)	1,539	(153)
Other loss (income)	17	19	(160)	(121)

Income from continuing operations before income taxes	6,178	1,440	7,518	3,471

Income tax expense	526	1,263	2,962	1,242

Net income from continuing operations	$5,652	$177	$4,556	$2,229

Discontinued operations:
Loss from discontinued operations	$(343)	$(410)	$(1,372)	$(1,324)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net loss from discontinued operations	$(343)	$(410)	$(1,372)	$(1,324)

Net income (loss)	$5,309	$(233)	$3,184	$905

Basic earnings (loss) per common share:
Basic from continuing operations	$0.26	$0.01	$0.21	$0.10
Basic from discontinued operations	(0.02)	(0.02)	(0.06)	(0.06)

Total basic earnings (loss) per common share	$0.24	$(0.01)	$0.15	$0.04

Diluted earnings (loss) per common share:
Diluted from continuing operations	$0.26	$0.01	$0.21	$0.10
Diluted from discontinued operations	(0.02)	(0.02)	(0.06)	(0.06)

Total diluted earnings (loss) per common share	$0.24	$(0.01)	$0.15	$0.04

Weighted average common shares outstanding:
Basic	22,017	21,857	21,937	21,969

Diluted	22,303	21,924	22,111	22,016

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$18,823	$15,723
Restricted cash	51	47
Receivables:
Contract receivables, net	38,767	31,464
Employee advances and miscellaneous receivables, net	1,665	2,184

Total receivables	40,432	33,648

Prepaid expenses and other current assets	4,608	3,363

Total current assets	63,914	52,781

Property and equipment, net	17,478	12,236
Goodwill	17,648	13,823
Intangible assets, net	18,478	10,998
Deferred income taxes	1,538	2,269
Other assets	1,162	1,367

Total assets	$120,218	$93,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,548	$7,299
Accrued payroll and related expenses	18,194	13,868
Refund liabilities and deferred revenue	9,295	9,230
Short-term debt	48	3,600
Other current liabilities	3,759	2,078

Total current liabilities	39,844	36,075

Refund liabilities	957	804
Long-term debt	13,526	—
Other long-term liabilities	5,577	4,205

Total liabilities	59,904	41,084

Shareholders’ equity:
Common stock	224	218
Additional paid-in capital	580,032	575,118
Accumulated deficit	(520,049)	(523,233)
Accumulated other comprehensive income	107	287

Total shareholders’ equity	60,314	52,390

Total liabilities and shareholders’ equity	$120,218	$93,474

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:

Net income (loss)	$5,309	$(233)	$3,184	$905

Income tax expense	526	1,263	2,962	1,242
Interest expense (income), net	1,312	(98)	1,539	(153)

EBIT	7,147	932	7,685	1,994

Depreciation of property and equipment	1,109	1,209	4,577	5,047
Amortization of intangible assets	1,468	650	3,634	1,832

EBITDA	9,724	2,791	15,896	8,873

Foreign currency transaction (gains) losses on short-term intercompany balances	(263)	1,060	(2,190)	84
Acquisition-related adjustments	(2,283)	—	(2,283)	—
Transformation severance and related expenses	74	149	1,666	1,383
Other loss (income)	17	20	(160)	(121)
Stock-based compensation	1,690	1,900	7,052	5,123

Adjusted EBITDA	$8,959	$5,920	$19,981	$15,342

Adjusted EBITDA from continuing operations	$9,300	$6,329	$21,345	$16,598

Adjusted EBITDA from discontinued operations	$(341)	$(409)	$(1,364)	$(1,256)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,309	$(233)	$3,184	$905

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,575	1,862	8,203	6,879
Amortization of deferred debt costs	9	60	85	60
Deferred income taxes	933	614	798	(861)
Stock-based compensation expense	1,690	1,900	7,052	5,123
Changes in fair value of contingent consideration	(2,283)	—	(2,283)	—
Foreign currency transaction (gains) losses on short-term intercompany balances	(263)	1,060	(2,190)	84
(Increase) decrease in receivables	(3,704)	(3,379)	(4,418)	(3,848)
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	2,109	2,571	1,790	3,823
Other, primarily changes in assets and liabilities	3,664	(511)	1,239	(2,047)

Net cash provided by operating activities	10,039	3,944	13,460	10,118

Cash flows from investing activities:
Acquistion of businesses, net of cash acquired	—	(3,669)	(10,128)	(3,669)
Purchases of property and equipment, net of disposals	(2,922)	(1,239)	(9,355)	(5,887)

Net cash used in investing activities	(2,922)	(4,908)	(19,483)	(9,556)

Cash flows from financing activities:
Borrowings under line of credit	—	3,600	10,000	3,600
Repurchase of common stock	(100)	(10)	(100)	(3,772)
Other, net	342	194	1,083	108

Net cash provided by (used in) financing activities	242	3,784	10,983	(64)

Effect of exchange rates on cash and cash equivalents	(468)	(267)	(1,860)	103

Net increase in cash and cash equivalents	6,891	2,553	3,100	601

Cash and cash equivalents at beginning of period	11,932	13,170	15,723	15,122

Cash and cash equivalents at end of period	$18,823	$15,723	$18,823	$15,723

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	Change	2017	2016	Change
Revenue
Recovery Audit Services - Americas	$31,481	$27,453	$4,028	$113,122	$99,861	$13,261
Recovery Audit Services - Europe/Asia-Pacific	14,931	10,652	4,279	44,372	37,335	7,037
Adjacent Services	662	1,078	(416)	4,126	3,648	478

Total	$47,074	$39,183	$7,891	$161,620	$140,844	$20,776

Cost of revenue
Recovery Audit Services - Americas	$17,809	$15,969	$1,840	$68,963	$60,706	$8,257
Recovery Audit Services - Europe/Asia-Pacific	7,377	6,145	1,232	26,930	24,802	2,128
Adjacent Services	1,560	1,741	(181)	6,159	5,791	368

Total	$26,746	$23,855	$2,891	$102,052	$91,299	$10,753

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,090	$1,987	$103	$9,410	$8,421	$989
Recovery Audit Services - Europe/Asia-Pacific	1,339	1,040	299	6,586	5,442	1,144
Adjacent Services	695	803	(108)	3,735	1,469	2,266
Corporate **	6,385	7,218	(833)	24,927	24,067	860

Total	$10,509	$11,048	$(539)	$44,658	$39,399	$5,259

Depreciation of property and equipment
Recovery Audit Services - Americas	$687	$888	$(201)	$3,165	$3,750	$(585)
Recovery Audit Services - Europe/Asia-Pacific	146	150	(4)	599	529	70
Adjacent Services	274	171	103	805	754	51

Total	$1,107	$1,209	$(102)	$4,569	$5,033	$(464)

Amortization of intangible assets
Recovery Audit Services - Americas	$933	$359	$574	$1,919	$1,477	$442
Recovery Audit Services - Europe/Asia-Pacific	142	—	142	142	—	142
Adjacent Services	393	291	102	1,573	355	1,218

Total	$1,468	$650	$818	$3,634	$1,832	$1,802

Operating income (loss)
Recovery Audit Services - Americas	$9,962	$8,250	$1,712	$29,665	$25,507	$4,158
Recovery Audit Services - Europe/Asia-Pacific	5,927	3,317	2,610	10,115	6,562	3,553
Adjacent Services	(2,260)	(1,928)	(332)	(8,146)	(4,721)	(3,425)
Corporate	(6,385)	(7,218)	833	(24,927)	(24,067)	(860)

Total	$7,244	$2,421	$4,823	$6,707	$3,281	$3,426

Adjusted EBITDA
Recovery Audit Services - Americas	$11,582	$9,498	$2,084	$35,062	$31,251	$3,811
Recovery Audit Services - Europe/Asia-Pacific	6,288	3,495	2,793	11,511	7,403	4,108
Adjacent Services	(1,578)	(1,346)	(232)	(5,448)	(3,354)	(2,094)
Corporate	(6,992)	(5,318)	(1,674)	(19,780)	(18,702)	(1,078)

Total	$9,300	$6,329	$2,971	$21,345	$16,598	$4,747

*	The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.
**	Corporate - Includes $2,283 of acquisition-related adjustments in the three months and twelve ended December 31, 2017.